Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement, dated as of November 7, 2024 (this “Agreement”), is entered into by and among Definitive Healthcare Corp., a Delaware corporation (the “Company”), Advent International, L.P., a Delaware limited partnership (“Advent”), and each of the other undersigned parties hereto (together with Advent, the “Advent Stockholders”). Each of the Company and the Advent Stockholders is referred to herein individually as a “Party” and collectively as the “Parties.”

Whereas, the Advent Stockholders are the record holders of 62,493,676 shares (such shares, the “Advent Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) as of the date of this Agreement;

Whereas, on November 1, 2024, the Board authorized the repurchase of up to $100 million of shares of Class A Common Stock (the “Repurchase Authorization”); and

Whereas, the Parties desire to set forth certain agreements herein.

Now, Therefore, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

VOTING OF VOTING SECURITIES
1.01
Voting Agreement.
(a)
On each matter brought to a vote at any annual or special meeting of the Company’s stockholders, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the Company’s stockholders in lieu of a meeting of stockholders, the Advent Stockholders shall, and Advent shall cause each of the other Advent Parties to, take all actions necessary to vote or duly execute and deliver written consents with respect to, as applicable, the aggregate number of Advent Covered Interests that represent incremental voting power held by the Advent Parties as of the applicable record date in excess of the Current Voting Level resulting from any reduction to the number of shares of Common Stock outstanding due to the Authorized Share Repurchases (such Advent Covered Interests representing such incremental voting power in excess of the Current Voting Level, the “Excess Voting Securities”) in the same proportion (which proportion shall be determined by the good faith estimate of the Board as near as practicable (and prior) to such annual or special meeting or the effectiveness of such stockholder action by written consent, as applicable) as all other votes cast or effective written consents duly executed and delivered with respect to the applicable matter (such proportion to be determined without inclusion of the votes cast or written consents delivered in respect of any Advent Covered Interests). As used in this Agreement, the term “Advent Covered Interests” shall mean (i) the Advent Shares and (ii) any other Voting Securities acquired by any Advent Party after the date of this Agreement up to (but not in excess of) the number, if any, of any Advent Shares that any Advent Party transfers, sells or otherwise disposes of after the date of this Agreement. For the avoidance of doubt, nothing in this Agreement shall restrict in any way (i) the voting of or the exercise of the right to act by written consent in lieu of a meeting of stockholders with respect to any Voting Securities that are not Excess Voting Securities (which Voting Securities the Advent Parties may vote or exercise the right to act by written consent in lieu of a meeting of stockholders in their discretion); or (ii) the acquisition of Voting Securities and the voting of or exercise of any right with respect to any such acquired Voting Securities that are not Excess Voting Securities.

(b)
Notwithstanding Section 1.01(a), Advent may request, by delivery of written notice to Secretary of the Company, on a confidential basis, that the Company waive in advance the requirements of Section 1.01(a) with respect to any specific vote of the Company’s stockholders or action to be taken by written consent in lieu of a meeting of stockholders such that the Advent Parties may vote, or take action by written consent in lieu of a meeting of stockholders with respect to, the Excess Voting Securities in their discretion with respect to such specific vote or action. Any such waiver, to the extent granted, shall only serve as a waiver with respect to the specific vote at the specific annual or special meeting or the specific stockholder action by written consent, as applicable, for which the waiver is sought and shall not otherwise relieve the Advent Stockholders of any of their obligations under Section 1.01(a) for any other vote or stockholder action by written consent, including any other such other vote at a different annual or special meeting or any such other stockholder action by written consent. The approval of any such waiver may be provided on behalf of the Company by, and only by, the affirmative vote of a majority of the members of the Board then in office who are independent and disinterested with respect to the Advent Parties under Delaware law as determined by the Board (the “Disinterested Directors”) or by the affirmative vote of a majority of the members of any Company Independent Committee (such vote, in either case, an “Independent Approval”).
1.02
Cooperation.
(a)
To the extent such information is not publicly disclosed, the Company shall promptly inform Advent not less frequently than monthly or promptly following the request by Advent, on a confidential basis, regarding any acquisitions of Voting Securities by the Company or any of its Subsidiaries.
(b)
To the extent such information is not publicly disclosed, Advent shall promptly inform the Company following the request by the Company, on a confidential basis, regarding any acquisitions or dispositions of Voting Securities by any Advent Party.
(c)
In connection with fixing or causing to be fixed the record date for each meeting of stockholders of the Company or for determining the stockholders of the Company entitled to act by written consent in lieu of a meeting of stockholders, as applicable, during the period that this Agreement is in effect, Advent shall promptly (and in any event no later than the fifth business day following the applicable record date) notify the Company in writing of the number of Advent Shares and other Voting Securities with respect to which each Advent Party and the Advent Parties in the aggregate hold of record or otherwise have Voting Control (as applicable) as of such record date.
(d)
Each Advent Stockholder covenants and agrees that, except for this Agreement, such Advent Stockholder (x) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Advent Covered Interests; (y) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Advent Covered Interests; and (z) has not taken and shall not take any action that would prevent or disable such Advent Stockholder from performing in any material respect any of its obligations under this Agreement or circumvent the purpose of this Agreement.
(e)
The Company and Advent agree to keep confidential any information reported to the other pursuant to this Section 1.02, except as required by Law.

Article II

REPRESENTATIONS AND WARRANTIES
2.01
Representations and Warranties of the Company. The Company represents and warrants to the Advent Stockholders that: (a) the Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the performance by the Company of its obligations hereunder; (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of the Advent Stockholders, is enforceable against the Company in accordance with its terms (subject to the limitation of such enforcement by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at Law); and (d) none of the execution, delivery and performance of this Agreement by the Company constitutes a breach or violation of or conflicts with the Company’s certificate of incorporation or bylaws or any material agreement to which the Company is a party.
2.02
Representations and Warranties of the Advent Stockholders. Each of the Advent Stockholders represents and warrants to the Company that: (a) it is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by such Advent Stockholder and the performance by such Advent Stockholder of its obligations hereunder have been duly authorized by all necessary action on the part of such Advent Stockholder and no other proceedings on the part of such Advent Stockholder are necessary to authorize this Agreement or the performance by such Advent Stockholder of its obligations hereunder; (c) this Agreement has been duly executed and delivered by such Advent Stockholder and constitutes a valid and binding obligation of such Advent Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against such Advent Stockholder in accordance with its terms (subject to the limitation of such enforcement by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at Law); and (d) none of the execution, delivery and performance of this Agreement by such Advent Stockholder constitutes a breach or violation of or conflicts with the organizational documents of such Advent Stockholder or any material agreement to which such Advent Stockholder is a party.

Article III

DEFINITIONS
3.01
Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

“Advent” shall have the meaning set forth in the preamble to this Agreement.

“Advent Covered Interests” shall have the meaning set forth in Section 1.01(a).

“Advent Parties” shall mean (i) the Advent Stockholders and (ii) any other Person controlled by Advent that has Voting Control with respect to any Voting Securities. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of an entity, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Advent Stockholders” shall have the meaning set forth in the preamble to this Agreement.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Authorized Share Repurchases” shall mean the shares of Class A Common Stock repurchased by the Company pursuant to the Repurchase Authorization.

“Board” shall mean the Board of Directors of the Company.

“business day” shall mean any day other than a Saturday, a Sunday or any other day on which banks in New York, New York may, or are required to, remain closed.

“Chosen Courts” shall have the meaning set forth in Section 4.04.

“Class A Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Class B Common Stock” shall mean shares of the Company’s Class B common stock, par value $0.00001 per share.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Class A Common Stock and the Class B Common Stock.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Company Independent Committee” shall mean a committee of the Board composed solely of one or more Disinterested Directors.

“Current Voting Level” shall mean 40.3% of the total voting power of all of the outstanding Voting Securities of the Company.

“Excess Voting Securities” shall have the meaning set forth in Section 1.01(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Governmental Authority” shall mean any supranational, national, federal, state, provincial county, local or municipal government, or other political subdivision thereof, or any court, tribunal or arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, domestic or foreign, including, for the avoidance of doubt, the Commission and any stock exchange.

“Independent Approval” shall have the meaning set forth in Section 1.01(b).

“Law” shall mean all applicable supranational, national, federal, state, provincial, county, local, municipal or other laws, statutes, ordinances, regulations and rules of any Governmental Authority (including the rules and regulations of the Commission and applicable stock exchange rules), and all judgments, orders, writs, awards, preliminary or permanent injunctions or decrees of any Governmental Authority.

“Litigation” shall have the meaning set forth in Section 4.04.

“Parties” shall have the meaning set forth in the preamble to this Agreement.

“Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, trustee, unincorporated organization, other entity, government or department or agency of a government.

“Subsidiary” shall mean, as to any Person, any corporation or other Person at least a majority of the shares of stock or other ownership interests of which having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or similar governing body of such corporation or other entity (irrespective of whether or not at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

“Voting Control” shall mean, with respect to any Voting Security, the power to vote, or direct the voting of, such Voting Security.

“Voting Securities” shall mean, with respect to any matter to be voted on or stockholder action proposed to be taken by written consent, (i) the Common Stock and (ii) any bonds, debentures, notes or other indebtedness or instruments or any other shares of capital stock or other voting or equity securities of or ownership interests in the Company that have the right to vote on such matter or act by written consent with respect to such action, as applicable.

Article IV

MISCELLANEOUS
4.01
Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one (1) business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (ii) immediately upon delivery by hand or by email transmission (provided in the case of email transmission that no automated message of non-delivery is received from the required recipient thereof), in each case to the intended recipient as set forth below:

if to the Company, to:

Definitive Healthcare Corp.
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
Attention: General Counsel
Email: [***]@definitivehc.com

with a copy to:

Cooley LLP
[***]
[***]
Attention: Alfred Browne; Kevin Cooper
Email: [***]@cooley.com; [***]@cooley.com

if to Advent, to:

c/o Advent International, L.P.

[***]

[***]

Attention: Lauren Young; Advent Legal Department

Email: [***]@adventinternational.com

with a copy to:

Ropes & Gray LLP

[***]

[***]

Attention: Thomas Fraser; Neill Jakobe; Christian Westra
Email: [***]@ropesgray.com; [***]@ropesgray.com; [***]@ropesgray.com or such other address, email address or facsimile number as such Party may hereafter specify by like notice to the other Parties hereto.

4.02
Amendments; No Waivers.
(a)
Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by Advent, if the waiver is to be effective against any of the Advent Parties, or by the Company, if the waiver is to be effective against the Company. Any amendment or waiver by the Company must be authorized by Independent Approval.
(b)
No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
4.03
Successors and Assigns; Parties in Interest. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by any Party without the prior written consent of the other Party (in the case of the Company, with such assignment or such consent to assignment being authorized by Independent Approval). Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer any rights, remedies or causes of action under or by reason of this Agreement upon any Person other than the Parties and their respective successors and permitted assigns.
4.04
Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Delaware, without giving effect to the principles of conflicts of laws. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), for any action, proceeding or investigation in any court or before any Governmental Authority (“Litigation”) arising out of or relating to this Agreement and the matters contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the matters contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by Law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the matters contemplated hereby.
4.05
Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
4.06
Specific Performance. Each of the Parties acknowledges and agrees that the Parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by any Advent Party, on the one hand, or the Company, on the other hand, of the provisions of this Agreement, in addition to any remedies at law, the Company and Advent, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

4.07
Termination. This Agreement shall terminate and thereafter be of no further force and effect for all Parties at the earlier of (i) such time as the Advent Parties cease to hold of record 30% or more of the Voting Securities then outstanding and (ii) such time as the shares of Class A Common stock are no longer listed on a national securities exchange.
4.08
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided that the Parties shall negotiate in good faith to attempt to place the Parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.
4.09
Effective Time. This Agreement shall be effective as of the date first written above.
4.10
Entire Agreement. This Agreement embodies the complete agreement and understanding between the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related to the subject matter hereof in any way.
4.11
No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any Person, other than the Parties and their respective successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.
4.12
Interpretation. References in this Agreement to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement, unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument. Words in the singular shall be held to include the plural and vice versa. References to “written” or “in writing” include in electronic form. The word “or” shall not be exclusive. The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and not merely “if.” Each of the Parties has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or burdening any party by virtue of the authorship of any of the provisions in this Agreement. A reference to any Person includes such Person’s successors and permitted assigns.
4.13
Headings. The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Voting Agreement to be duly executed as of the day and year first above written.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ Matt Ruderman
Name:	Matt Ruderman
Title:	Chief Legal Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Parties have caused this Voting Agreement to be duly executed as of the day and year first above written.

ADVENT INTERNATIONAL, L.P.
By:	ADVENT INTERNATIONAL GP, LLC, GENERAL PARTNER

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Voting Agreement]

Advent International GPE IX-A SCSp Advent International GPE IX-D SCSp Advent International GPE IX-E SCSp Advent Partners GPE IX Strategic Investors SCSp

By:	GPE IX GP S.à r.l., General Partner
By:	Advent International GPE IX, LLC, Manager	By:	/s/ Justin Nuccio
Justin Nuccio, Manager

By:	Advent International, L.P., Manager
By:	Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

ADVENT GLOBAL TECHNOLOGY-A SCSP

By:	Advent Global Technology GP S.à r.l., General Partner
By:	Advent Global Technology LLC, Manager	By:	/s/ Justin Nuccio
Justin Nuccio, Manager

By:	Advent International, L.P., Manager
By:	Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Voting Agreement]

Advent International GPE IX-B Limited Partnership

Advent International GPE IX-C Limited Partnership

Advent International GPE IX-F Limited Partnership

Advent International GPE IX-G Limited Partnership

Advent International GPE IX-H Limited Partnership

Advent International GPE IX-I Limited Partnership

By:	GPE IX GP Limited Partnership, General Partner
By:	Advent International GPE IX, LLC, General Partner
By:	Advent International, L.P., Manager
By:	Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

Advent Partners GPE IX Cayman Limited Partnership Advent Partners GPE IX-A Cayman Limited Partnership Advent Partners GPE IX-B Cayman Limited Partnership Advent Partners GPE IX Limited Partnership

Advent Partners GPE IX-A Limited Partnership

By:	AP GPE IX GP Limited Partnership, General Partner
By:	Advent International GPE IX, LLC, General Partner
By:	Advent International, L.P., Manager
By:	Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Voting Agreement]

Advent Global Technology Limited Partnership

Advent Global Technology-B Limited Partnership

Advent Global Technology-C Limited Partnership

Advent Global Technology-D Limited Partnership

Advent Global Technology Strategic Investors Limited Partnership

By:	Advent Global Technology GP Limited Partnership, General Partner
By:	Advent Global Technology LLC, General Partner
By:	Advent International, L.P., Manager
By:	Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

Advent Partners AGT Limited Partnership Advent Partners AGT-A Limited Partnership Advent Partners AGT Cayman Limited Partnership

By:	AP AGT GP Limited Partnership, General Partner
By:	Advent Global Technology LLC, General Partner
By:	Advent International, L.P., Manager
By:	Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Vice President of Finance – Fund Administration

[Signature Page to Voting Agreement]

Advent Global Opportunities Master Limited Partnership (formerly Sunley House Capital Master Limited Partnership)

By:	Advent Global Opportunities GP LP (formerly Sunley House Capital GP LP), its General Partner
By:	Advent Global Opportunities GP LLC (formerly Sunley House Capital GP LLC), its General Partner

By:	/s/ Mohammed Anjarwala
Name:	Mohammed Anjarwala
Title:	Managing Director

[Signature Page to Voting Agreement]